May 20, 1994




Congress Financial Corporation
  and Congress Financial
  Corporation (Central)
1133 Avenue of the Americas
New York, New York  10036

                              Re:  Eighteenth Amendment to Loan
                                   Agreement
                                   ----------------------------
Ladies and Gentleman:

            LSB Industries, Inc. ("LSB") and its subsidiary, Prime Financial Corporation ("Prime"), have entered into a Stock Purchase Agreement, dated as of February 9, 1994 ("Purchase Agreement"), with Fourth Financial Corporation ("Fourth Financial") to sell to Fourth Financial all of the issued and outstanding stock of Equity Bank for Savings, F.A. ("Equity Bank"). Under the terms of such Purchase Agreement, LSB or Prime is to purchase from Equity Bank all of the outstanding stock (collectively, the "Stock") of the following subsidiaries of Equity Bank: Northwest Financial Corporation, Northwest Energy Enterprises, Inc., and Northwest Capital Corporation (individually called "Retained Corporation" and collectively called "Retained Corporations"), which are the subsidiaries of Equity Bank which own or have a substantial interest in partnerships that own the assets previously contributed by LSB to Equity Bank or one or more of the Retained Corporations, not later than the business day immediately preceding the effective date of the purchase of Equity Bank by Fourth Financial under the Purchase Agreement. The price to be paid for the Retained Corporations is based on the aggregate book value of the Retained Corporations on the books of Equity Bank as of the date of such purchase. Prime, which is not a Borrower or Guarantor under the Loan Documents (as defined below), will purchase the Retained Corporations, and, in connection therewith, will borrow from Fourth Financial Corporation (the "Lender") the amount necessary to purchase the Retained Corporations from Equity Bank, which is anticipated to be approximately $67.4 million (the "Loan"). LSB will be required to unconditionally guarantee the obligations of Prime in connection with the Loan (the "LSB Guaranty"). The Stock of the Retained Corporations and the proceeds of the Loan will be held by Bank IV Oklahoma, N.A. ("Bank IV"), as escrow agent, pursuant to the terms of an Escrow and Security Agreement, dated May ___, 1994, until the consummation of the Purchase Agreement ("Escrow Agreement"). The Loan will be repaid as soon as possible after the close of the sale of Equity Bank to Fourth Financial using a portion of the proceeds of the Purchase Price (as defined in the Purchase Agreement). Prime's obligations as the borrower of the Loan and LSB's performance of the LSB Guaranty will be secured only by each of Prime's and LSB's interests in and to (a) the Purchase Agreement, (b) the Escrow Agreement (including the proceeds of the Loan), and (c) the proceeds of the foregoing (collectively, the "Collateral").

            LSB and those certain subsidiaries of LSB identified on the execution page hereof (LSB and such subsidiaries being hereinafter collectively referred to as the "LSB Companies") have requested that Congress Financial Corporation and Congress Financial Corporation (Central) (collectively, "Congress") (a) modify the Loan Documents or give its consent thereunder in order to permit the execution by LSB of the LSB Guaranty; (b) subordinate in favor of Lender any and all security interests in and to any portion of the Collateral, and (c) to the extent required under the Loan Documents, consent to the grants of LSB and Prime of a security interest in and to any interest that LSB or Prime may have in the Collateral to secure repayment of the Loan and the performance by Prime of its obligations relating to the Loan and performance by LSB of its obligations under the LSB Guaranty. Congress is willing to agree to such request, subject to the following terms:

1. Loan Documents. As used herein, the term "Loan Documents" will be deemed to refer to the following documents:

     1.1 Loan Agreement dated March 29, 1984 (the "Loan Agree-ment"), among Congress as the lender and those LSB
            Companies named therein as the borrowers and guar-antors;

     1.2 Seventeen Amendments to the Loan Agreement variously dated (the "Amendments") among those LSB Companies named therein, Congress and certain other parties;
            and

     1.3 The other "Financing Agreements", as defined in the Loan Agreement, including, without implied limitation, the General Security Agreement dated
            March 29, 1984.

2. Loan Documents Modification. Notwithstanding anything con-tained in the Loan Documents to the contrary, the LSB Companies and Congress hereby agree as follows:

     2.1 Congress hereby consents to LSB's unconditionally guaranteeing to the Lender the repayment by Prime of the Loan (including interest thereon and associated fees and expenses in connection therewith) and per-formance by Prime of its obligations under the documents relating to the Loan (the "LSB Guaranty");

     2.2 Any security interest of Congress in and to any and all of the Collateral is hereby subordinated in priority to the security interest in such Collateral of the Lender, to the extent of the Loan and LSB Guaranty secured thereby;

     2.3 Until the Loan is paid in full, the LSB Companies and Prime, jointly and severally covenant and warrant to Congress that none of the Collateral will be used to pay any of the obligations of the LSB Companies to Congress, nor used to purchase, or be commingled with, property of the LSB Companies in which Congress has a security interest;

     2.4 To the extent such consent is required under the Loan Documents, Congress hereby consents to LSB and Prime pledging and granting a security interest in their interest, if any, in and to the Collateral to the Lender to secure the repayment by Prime of the Loan and performance by Prime of its obligations relating to the Loan and performance by LSB of its obligations under the LSB Guaranty; and

     2.5 The Loan Documents are hereby deemed amended as necessary to conform to the provisions set forth herein and in the event of a conflict between the terms of the Loan Documents and this agreement, this agreement will control.

3. Other Matters. Congress has no claim or rights to or security interest or lien in, and, notwithstanding anything to the contrary contained in the Loan Documents, Prime shall not be bound by any contractual provisions contained in the Loan Documents restricting, Prime's rights to own, use, transfer, sell, pledge, encumber, or otherwise dispose of in any manner consistent with applicable law and the rights of third parties, the (i) Purchase Price received by Prime, (ii) proceeds of the Loan, whether held by Prime or by Bank IV, as the escrow agent, under the Escrow Agreement, or (iii) the Stock of the Retained Corporations acquired by Prime, whether held by Prime or Bank IV, as the escrow agent, under the Escrow Agreement.

4. Continued Validity. Except as expressly set forth herein, the Loan Documents will continue in full force and effect.

5. Reliance. The Lender may rely on Sections 2 and 3 of this letter.

6. Counterpart Execution. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document.

                                LSB INDUSTRIES, INC.
                                L & S BEARING CO.
                                TRIBONETICS CORPORATION
                                LSB EXTRUSION CO.
                                ROTEX CORPORATION
                                SUMMIT MACHINE TOOL
                                  MANUFACTURING CORP.
                                HERCULES ENERGY MFG.
                                  CORPORATION
                                LSB FINANCIAL CORP.
                                LSB LEASING CORP.
                                LSB IMPORT CORP.
                                LSB BEARING CORP.
                                SUMMIT MACHINE TOOL
                                  SYSTEMS, INC.
                                LSB EUROPA LIMITED
                                BOWERDEAN LIMITED
                                LSB INTERNATIONAL LIMITED
                                INTERNATIONAL ENVIRONMENTAL
                                  CORPORATION
                                CHP CORPORATION
                                CLIMATE MASTER, INC.
                                KOAX CORP.
                                APR CORPORATION
                                CLIMATEX, INC.

                                By_______________________________
                                  Name:__________________________
                                  Title:_________________________

                                (the "LSB Companies")

                    [Signatures continued on next page]


                 [Signatures continued from previous page]

                                CONSENTED AND AGREED TO:
                                CONGRESS FINANCIAL CORPORATION
                                  AND CONGRESS FINANCIAL
                                  CORPORATION (CENTRAL)


                                By_______________________________
                                  Name:__________________________
                                  Title:_________________________

                                Date Executed:___________________

                                ("Congress")





























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